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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Torchmark Corporation:


We consent to incorporation by reference in the Registration Statement on Form S-8 for the Liberty National Life Insurance Company 401(k) Plan of our report dated February 1, 1995, relating to the consolidated balance sheet of Torchmark Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows and related schedules of each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 Annual Report on Form 10-K of Torchmark Corporation. Our report refers to changes in accounting principles to adopt the provisions of Statement of Financial Accounting Standards (SFAS) No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, SFAS No. 109, Accounting for Income Taxes and SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities.


                                       KPMG Peat Marwick, LLP

Birmingham, Alabama
December 29, 1995